POWER OF ATTORNEY For Executing Forms 3, 4 and 5  Know all by

these presents, that the undersigned hereby constitutes and appoints

Brian A. Larson or Paul J. Chakmak, signing singly, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereafter described to: (1) prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of

Boyd Gaming Corporation (the "Company"), Forms 3, 4 and 5 in

accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder as amended from time to time (the "Exchange

Act"); (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, including any electronic filing thereof,

complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange

Commission and any stock exchange or similar authority; and (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers hereby granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange

Act. The undersigned further acknowledges and agrees that the attorneys-

in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing.  The attorneys-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b). This

Power of Attorney shall remain in full force and effect for as long as the undersigned is required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the

Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS

WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of August, 2007. /s/ Brian A. Larson

Subscribed and sworn to before me this 13th day of August, 2007.

/s/ E. Gae Joyce. Notary Public No. 99-3677-1 in and for the

County of Clark, State of Nevada. My Commission Expires

4-19-2011.